Docusign Envelope ID: 48E07C85-4A97-4DBE-92AC-7265F5B968EE Exhibit 10.27 CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED. Assignment and Addendum to Terms of Services Assignment and Addendum to Terms of Service for Combined GPU Clusters Customer Specifications and Pricing The ADC Terms of Service (this "Addendum") is subject to, incorporated with, and part of, the APLD Terms of Service ("TOS") and is entered into between Applied Digital Cloud Corporation ("ADC " or “Provider”), as Assignee, Applied Digital Corporation, as Assignor, and Together Computer, Inc. ("Customer" or “Together”). ADC and Customer shall be collectively referred to herein as "Parties" and individually as a "Party". Terms used herein but not defined have the meanings given to such terms in the TOS. The parties agree as follows: Assignment and Assumption Assignor and Customer entered into the TOS and Services Agreement (“APLD 1”) on or about November, 2023, the Addendum to the Terms of Service as Additional Capacity (“APLD 2”) on January 26, 2024, and the Addendum to the Terms of Service as Additional Capacity (“APLD 3”) on April 22, 2024 (collectively, the “Agreement” or “ADC Services”). Assignor, Assignee, and Customer each agree that the Agreement is hereby assigned to Assignor. Assignee assumed all of the rights, duties, and obligations of Assignor under the Agreement, and Assignee shall have no responsibility for the performance of Assignor for any acts or omissions occurring after the Effective Date of this Addendum. Term Customer agrees to retain ADC and the Host to provide the ADC Services pursuant to the Agreement. The original term lengths of APLD 1, APLD 2, and APLD 3 shall remain in full force and effect, except that the term for APLD 3, originally set to expire on April 22, 2025, shall be extended for an additional six (6) month period, such that the new expiration date for APLD 3 shall be October 22, 2025. Each “Term” refers to the term of APLD 1, APLD 2, and APLD 3 as applicable. At the end of each Term, Customer may extend the Term for an additional 12 months by providing ADC with written notice no less than 30 days prior to the expiration of the Term. Hardware/Physical Servers The hardware provided for Customer's use of the ADC Services (the "Hardware") will be as follows: GPUs Hosted: ● [***] CPU Nodes Hosted: ● [***] Compute Node Specifications: ● [***] CPU Node Specifications: ● [***] Network Specifications: ● [***]

Docusign Envelope ID: 48E07C85-4A97-4DBE-92AC-7265F5B968EE

APPLIED DIGITAL

Storage Specifications:

- [***] standalone cluster, [***] usable
- Storage capacity should be allocated as follows: [***] in APLD1, [***] in APLD2, [***] in APLD3
- Storage network must be separate from the GPU network
- All CPU and GPU nodes must be able to mount [***] using [***]
- Storage must be able to reach [***]/s or better sequential read from a single node [***]/s or better sequential read aggregate throughput
- Storage must be able to reach [***]/s or better sequential write from a single node, [***]/s or better sequential write aggregate bandwidth
- Storage must be able to reach [***]/s reads, [***]/s writes
- Optional [***] object storage
- Optional [***] Tiering

Transit Specifications:

- [***] and [***] supported internally in each cluster
- All sites must support at least two separate carriers with [***] enabled at the network edge
- All sites must support [***] or better per carrier

Other:

- Admin [***] access to all nodes including CPUs
- Admin access to all switches
- [***] or equivalent access to firewalls and routers
- Admin access to [***] and [***]
- 24/7 support with a 1-hour human response SLA from the time a ticket is filed

The Provider will use commercially reasonable efforts to ensure that the Hardware meets the specifications listed in this Addendum within the delivery dates specified by the supplier, at which point the Hardware will be considered to be in an Acceptance Period, as defined below and in the ToS. Provider shall use commercially reasonable efforts to ensure the Hardware meets the specifications as soon as possible.

Delivery

The Hardware was delivered according to the following schedule at an ADC Selected Colocation Facility:

Agreement	Clusters	No. of GPUs	Status	End Date
Initial	Cluster 1	1,024	Delivered December 2023	February 7, 2026
APLD 2	Cluster 2	1,024	Delivered February 2024	March 21, 2026
APLD 3	Cluster 3	1,024 + 1024	Delivery Early and Mid May 2024	April 22, 2025

Pricing and Payment Terms

Customer shall pay the following for ADC Services provided pursuant to this Addendum.

Term	Description
Effective Date of Addendum	March 1, 2025
Services	Provider agrees to provide certain services to Customer as set forth in the Service Agreement dated December 4th, 2023 (the "Service Agreement")
Price	[***]/Hr. Per GPU pricing is inclusive of minimum storage price described below and hardware upgrades to be made by APLD, effective March 1, 2025. Pricing shall be applied retroactively to all GPU usage under the Agreement dating back to March 1, 2025. The Parties shall reconcile any payments or credits due as a result of this adjustment within 30 days of execution of this Addendum.
Storage Price	[***] standalone storage included at no additional charge. Provider will transfer over costs for additional optional storage if selected by Customer.
Location	An ADC Selected** Colocation Facility
Total No. of GPUs	4,096.00*

Infrastructure Maintenance	ADC shall make commercially reasonable efforts to improve the Hardware as mutually agreed upon by the parties.

Docusign Envelope ID: 48E07C85-4A97-4DBE-92AC-7265F5B968EE Acceptance of Delivery When a new portion of the hardware is first delivered to Together, it will be considered to be in an Acceptance Period, during which Together will run performance tests and report any material issues. Material issues would be any issues that prohibit the use of hardware for commercial workloads. The minimum acceptance period is 7 days. ADC will make their best effort to clear the issues encountered during acceptance urgently. Delivery Obligation Provider is obligated to deliver the Services by the selected dates. Failure to deploy grants the Customer the option to revoke, defer, or cancel the Addendum upon 90 days written notice to Provider of such failure. Termination Customer has the right to terminate this Addendum in the event Provider materially breaches its obligations under the Agreement or this Addendum, and such breach continues for a period of 30 days. Service Obligation Provider shall fulfill its obligation under the Service Agreement to provide the services described therein during the term of this Addendum Credit per Month If Provider fulfills its obligations under the Service Agreement within the selected base term or term extension from the date of this Addendum, Customer shall be entitled to a credit of [***]/(Term in Months) of the Prepayment for each month that Provider provides the services described in the Service Agreement. Credit Amortization and Payment Structure All credits from previous agreements shall continue to amortize as originally specified. Going forward, all new payments under this Addendum shall be made as monthly cash payments rather than credits. Total Credit Amount As per previous addendums Governing Law This Supplement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflict of law provisions. Entire Agreement This Supplement and the Service Agreement and TOS constitute the entire agreement between the parties and supersede all prior negotiations, understandings, and agreements between the parties, whether written or oral. IN WITNESS WHEREOF, the parties have executed this Addendum as of the Addendum Effective Date. Assignor Applied Digital Corporation /s/ Wes Cummins Name: Wes Cummins Title: Chief Executive Officer Assignee Applied Digital Cloud Corporation /s/ Saidal Mohmand Name: Saidal Mohmand Title: CFO Customer Together.ai /s/ Vipul Prakash Name: Vipul Prakash Title: CEO